Exhibit 21.1
Exterran Partners, L.P. and Subsidiaries
Company Listing as of December 31, 2010

Company	Ownership	Incorporation
EXLP Leasing LLC	Wholly owned	Delaware
EXLP Operating LLC	Wholly owned	Delaware